UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2010

ACCELRYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27188	33-0557266
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)

10188 Telesis Court, San Diego, California 92121-1761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 1, 2010, Accelrys, Inc., a Delaware corporation (the “Company”), completed the previously announced merger (the “Merger”) of Alto Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), with and into Symyx Technologies, Inc., a Delaware corporation (“Symyx”), whereby Symyx became a wholly-owned subsidiary of the Company. The Merger was effected pursuant to an Agreement and Plan of Merger and Reorganization, dated April 5, 2010, by and among the Company, Symyx and Merger Sub (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Symyx common stock was cancelled and converted into the right to receive 0.7802 shares of the Company’s common stock (the “Exchange Ratio”). No fractional shares of Company common stock will be issued in connection with the Merger and holders of Symyx common stock are entitled to receive cash in lieu of any fractional shares to which they would otherwise be entitled. In addition, at the Effective Time, all outstanding options to purchase Symyx common stock were assumed by the Company and converted into options to purchase Company common stock, in each case appropriately adjusted based on the Exchange Ratio.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2010, the terms of which are incorporated herein by reference.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On July 1, 2010, the Company committed to the implementation of a reduction in force of approximately 80 employees, or between 10% and 15% of the combined employee workforce of the Company and Symyx, in connection with the completion of the Merger. The Company estimates that it will incur total cash charges of between $7.7 and $8.2 million relating to these actions, consisting of cash charges of (i) between $4.0 and $4.5 million in severance and related costs (approximately $2.0 million of which will be incurred pursuant to contingent contractual obligations entered into by Symyx prior to the Effective Time), (ii) approximately $3.5 million in transition services costs and (iii) approximately $0.2 million in outplacement assistance costs. These actions are intended to eliminate redundancies in the Company’s workforce as a result of the Merger and to streamline the Company’s operations following the Merger. The Company commenced implementation of these actions on July 1, 2010 and expects the implementation to be substantially completed by December 31, 2010.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2010, upon completion of the Merger, the size of the Company’s board of directors (the “Board”) was increased to ten members and the following individuals, each of whom were directors of Symyx prior to the completion of the Merger, were appointed to serve on the Board: Steven Goldby, Timothy Harkness, Chris van Ingen and Bruce Pasternack (the “New Directors”). Mr. Golby will join Jeffrey Rodek and Larry Ferguson as a Class I director of the Company, Mr. Harkness will join Max Carnecchia and Christopher Steffen as a Class II director of the Company and Messrs. van Ingen and Pasternack will join Ken Coleman and Ricardo Levy as Class III directors of the Company. Each of the New Directors, other than Mr. Goldby, will serve as a member of each of the following committees of the Company’s board of directors: Audit Committee, Human Resources Committee and Governance and Nominating Committee.

In connection with their appointment to the Board, the New Directors will each receive an annual retainer of $30,000 and a fee of $1,500 for each Board meeting they attend. Messrs. Harkness, van Ingen and Pasternack will also receive $1,500 for each committee meeting they attend. Each New Director will enter into the Company’s standard form of indemnification agreement, the form of which has been previously filed by the Company as Exhibit 10.48 to the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 1999.

No family relationships exist between any of the New Directors and any of the Company’s other directors or executive officers. Other than the Merger Agreement, there are no arrangements between any of the New Directors and any other person pursuant to which any of the New Directors was selected as a director, nor are there any transactions to which the Company is or was a participant in which any of the New Directors has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2010, as contemplated by the Merger Agreement and as approved by the Company’s stockholders, the Company filed a Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to provide for an increase in the number of shares of Company common stock authorized for issuance from 60,000,000 shares to 100,000,000 (the “Certificate of Amendment”).

The foregoing description of the Certificate of Amendment is not complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1, the terms of which are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 30, 2010, the Company held a special meeting of its stockholders as contemplated by the Merger Agreement. At the special meeting, a total of 25,286,739 shares, or 91.1%, of the Company’s common stock issued and outstanding as of the record date, were represented in person or by proxy. Set forth below is a brief description of each matter voted upon at the special meeting and the voting results with respect to each matter.

1.	A proposal to approve the issuance of Company common stock in connection with the Merger contemplated by the Merger Agreement.

For	Against	Abstained	Broker Non-Vote
19,039,597	422,346	8,693	5,816,103

2.	A proposal to amend the Company’s restated certificate of incorporation to increase the number of authorized shares of Company common stock from 60,000,000 to 100,000,000 shares.

For	Against	Abstained	Broker Non-Vote
24,738,829	531,509	16,401	N/A

3.	A proposal to approve the adjournment of the Company’s special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Company Proposal Nos. 1 and 2.

For	Against	Abstained	Broker Non-Vote
23,497,372	1,778,766	10,600	N/A

Item 8.01.	Other Events.

On July 1, 2010, the Company issued a press release announcing the completion of the previously announced Merger, pursuant to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required by this Item 9.01(a) are incorporated by reference to: (i) Symyx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on February 26, 2010, as amended and (ii) Symyx’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 3, 2010.

(b)	Pro Forma Financial Information

The pro forma financial statements required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of Accelrys, Inc.

99.1	Press Release issued by Accelrys, Inc. on July 1, 2010.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including statements relating to the anticipated completion date of, and the expected total cash charges to be incurred as a result of the reduction in force described herein, are forward-looking statements. The Company’s actual results could differ materially from those projected in these forward-looking statements. In particular, the Company may not complete these actions by the projected completion date realize all or any of the annual savings estimated herein. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of the Company for the year ended March 31, 2010, which was filed with the SEC on May 28, 2010, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by the Company, including the joint proxy statement/prospectus filed on May 19, 2010. The Company disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ Michael A. Piraino
Michael A. Piraino Senior Vice President and Chief Financial Officer

Date: July 1, 2010

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